Exhibit 10.4.1

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE	Page 1 of 1

2. AMENDMENT/MODIFICATION NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. *(If applicable)*
0001	07/20/2009		

6. ISSUED BY CODE 00001	7. ADMINISTERED BY *(If other than Item 6)* CODE
No Invoice Information 445 12th St., SW, Washington, DC 20554	

8. NAME AND ADDRESS OF CONTRACTOR *(No., street, county, State and Zip Code)*

Neustar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166

CODE * FACILITY CODE

9A. AMENDMENT OF SOLICITATION NO.

9B. DATED *(SEE ITEM 11)*

(X) 10A. MODIFICATION OF CONTRACT/ORDER NO. CON09000010

(X) 10B. DATED *(SEE ITEM 13)* 07/08/2009

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA *(If required)*

No Funding Information

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS.
IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	
☐	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
☐	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
✓	D. OTHER *(Specify type of modification and authority)* FAR 52.243-1 Changes - Fixed Price

E. IMPORTANT: Contractor [X] is not, ☐ is required to sign this document and return _____ copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION *(Organized by UCF section headings, including solicitation/contract subject matter where feasible.)*

This contract (CON09000010) is hereby modifed in three-folds:

1) incorporation of contract clauses in reference and text (clasues are attached)

2) correct the period of performances for each option period as follows: Option I Jan 9, 2010 to July 8, 2010 and Option II period of performance to July 9, 2010 to January 8, 2011

3) incorporate the AOCN administration fee of a reduced fixed price rate of $ 35.00.

All other terms and conditions remain the same.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER *(Type or print)*		16A. NAME AND TITLE OF CONTRACTING OFFICER *(Type or print)* Joyce Terry-Butler	
15B. CONTRACTOR/OFFEROR ______________________ *(Signature of person authorized to sign)*	15C. DATE SIGNED	16B. United States of America BY [signature] *(Signature of Contracting Officer)*	16C. DATE SIGNED 07/20/2009

NSN 7540-01-152-8070
PREVIOUS EDITION UNUSABLE

STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA FAR (48 CFR) 53.243

52.212-1 Instructions to Offerors—Commercial Items.
Instructions To Offerors—Commercial Items
(Sept 2006)
     (a) North American Industry Classification System (NAICS) code and small business size standard. The NAICS code and small business size standard for this acquisition appear in Block 10 of the solicitation cover sheet (SF 1449). However, the small business size standard for a concern which submits an offer in its own name, but which proposes to furnish an item which it did not itself manufacture, is 500 employees.
     (b) Submission of offers. Submit signed and dated offers to the office specified in this solicitation at or before the exact time specified in this solicitation. Offers may be submitted on the SF 1449, letterhead stationery, or as otherwise specified in the solicitation. As a minimum, offers must show—
          (1) The solicitation number;
          (2) The time specified in the solicitation for receipt of offers;
          (3) The name, address, and telephone number of the offeror;
          (4) A technical description of the items being offered in sufficient detail to evaluate compliance with the requirements in the solicitation. This may include product literature, or other documents, if necessary;
          (5) Terms of any express warranty;
          (6) Price and any discount terms;
          (7) “Remit to” address, if different than mailing address;
          (8) A completed copy of the representations and certifications at FAR 52.212-3 (see FAR 52.212-3(k) for those representations and certifications that the offeror shall complete electronically);
          (9) Acknowledgment of Solicitation Amendments;
          (10) Past performance information, when included as an evaluation factor, to include recent and relevant contracts for the same or similar items and other references (including contract numbers, points of contact with telephone numbers and other relevant information); and
          (11) If the offer is not submitted on the SF 1449, include a statement specifying the extent of agreement with all terms, conditions, and provisions included in the solicitation. Offers that fail to furnish required representations or information, or reject the terms and conditions of the solicitation may be excluded from consideration.
     (c) Period for acceptance of offers. The offeror agrees to hold the prices in its offer firm for 30 calendar days from the date specified for receipt of offers, unless another time period is specified in an addendum to the solicitation.
     (d) Product samples. When required by the solicitation, product samples shall be submitted at or prior to the time specified for receipt of offers. Unless otherwise specified in this solicitation, these samples shall be submitted at no expense to the Government, and returned at the sender’s request and expense, unless they are destroyed during preaward testing.
     (e) Multiple offers. Offerors are encouraged to submit multiple offers presenting alternative terms and conditions or commercial items for satisfying the requirements of this solicitation. Each offer submitted will be evaluated separately.
     (f) Late submissions, modifications, revisions, and withdrawals of offers.

          (1) Offerors are responsible for submitting offers, and any modifications, revisions, or withdrawals, so as to reach the Government office designated in the solicitation by the time specified in the solicitation. If no time is specified in the solicitation, the time for receipt is 4:30 p.m., local time, for the designated Government office on the date that offers or revisions are due.
          (2)(i) Any offer, modification, revision, or withdrawal of an offer received at the Government office designated in the solicitation after the exact time specified for receipt of offers is “late” and will not be considered unless it is received before award is made, the Contracting Officer determines that accepting the late offer would not unduly delay the acquisition; and—
                    (A) If it was transmitted through an electronic commerce method authorized by the solicitation, it was received at the initial point of entry to the Government infrastructure not later than 5:00 p.m. one working day prior to the date specified for receipt of offers; or
                    (B) There is acceptable evidence to establish that it was received at the Government installation designated for receipt of offers and was under the Government’s control prior to the time set for receipt of offers; or
                    (C) If this solicitation is a request for proposals, it was the only proposal received.
               (ii) However, a late modification of an otherwise successful offer, that makes its terms more favorable to the Government, will be considered at any time it is received and may be accepted.
          (3) Acceptable evidence to establish the time of receipt at the Government installation includes the time/date stamp of that installation on the offer wrapper, other documentary evidence of receipt maintained by the installation, or oral testimony or statements of Government personnel.
          (4) If an emergency or unanticipated event interrupts normal Government processes so that offers cannot be received at the Government office designated for receipt of offers by the exact time specified in the solicitation, and urgent Government requirements preclude amendment of the solicitation or other notice of an extension of the closing date, the time specified for receipt of offers will be deemed to be extended to the same time of day specified in the solicitation on the first work day on which normal Government processes resume.
          (5) Offers may be withdrawn by written notice received at any time before the exact time set for receipt of offers. Oral offers in response to oral solicitations may be withdrawn orally. If the solicitation authorizes facsimile offers, offers may be withdrawn via facsimile received at any time before the exact time set for receipt of offers, subject to the conditions specified in the solicitation concerning facsimile offers. An offer may be withdrawn in person by an offeror or its authorized representative if, before the exact time set for receipt of offers, the identity of the person requesting withdrawal is established and the person signs a receipt for the offer.
     (g) Contract award (not applicable to Invitation for Bids). The Government intends to evaluate offers and award a contract without discussions with offerors. Therefore, the offerer’s initial offer should contain the offerer’s best terms from a price and technical standpoint. However, the Government reserves the right to conduct discussions if later determined by the Contracting Officer to be necessary. The Government may reject any or all offers if such action is in the public interest; accept other than the lowest offer; and waive informalities and minor irregularities in offers received.
     (h) Multiple awards. The Government may accept any item or group of items of an offer, unless the offeror qualifies the offer by specific limitations. Unless otherwise provided in the Schedule, offers may not be submitted for quantities less than those specified. The Government reserves the right to make an award on any item for a quantity less than the quantity offered, at the unit prices offered, unless the offeror specifies otherwise in the offer.
     (i) Availability of requirements documents cited in the solicitation.
          (1)(i) The GSA Index of Federal Specifications, Standards and Commercial Item Descriptions, FPMR Part 101-29, and copies of specifications, standards, and commercial item descriptions cited in this solicitation may be obtained for a fee by submitting a request to—
GSA Federal Supply Service Specifications Section
Suite 8100
470 East L’Enfant Plaza, SW
Washington, DC 20407
Telephone (202) 619-8925
Facsimile (202) 619-8978.
               (ii) If the General Services Administration, Department of Agriculture, or Department of Veterans Affairs issued this solicitation, a single copy of specifications, standards, and commercial item descriptions cited in this solicitation may be obtained free of charge by submitting a request to the addressee in paragraph (i)(1)(i) of this provision. Additional copies will be issued for a fee.
          (2) Most unclassified Defense specifications and standards may be downloaded from the following ASSIST websites:
               (i) ASSIST (http://assist.daps.dla.mil).
               (ii) Quick Search (http://assist.daps.dla.mil/quicksearch).
               (iii) ASSISTdocs.com (http://assistdocs.com).
          (3) Documents not available from ASSIST may be ordered from the Department of Defense Single Stock Point (DoDSSP) by—
               (i) Using the ASSIST Shopping Wizard (http://assist.daps.dla.mil/wizard);
               (ii) Phoning the DoDSSP Customer Service Desk (215) 697-2179, Mon-Fri, 0730 to 1600 EST; or
               (iii) Ordering from DoDSSP, Building 4, Section D, 700 Robbins Avenue, Philadelphia, PA 19111-5094, Telephone (215) 697-2667/2179, Facsimile (215) 697-1462.
          (4) Nongovernment (voluntary) standards must be obtained from the organization responsible for their preparation, publication, or maintenance.
     (j) Data Universal Numbering System (DUNS) Number. (Applies to all offers exceeding $3,000, and offers of $3,000 or less if the solicitation requires the Contractor to be registered in the Central Contractor Registration (CCR) database.) The offeror shall enter, in the block with its name and address on the cover page of its offer, the annotation “DUNS” or “DUNS+4” followed by the DUNS or DUNS+4 number that identifies the offeror’s name and address. The DUNS+4 is the DUNS number plus a 4-character suffix that may be assigned at the discretion of the offeror to establish additional CCR records for identifying alternative Electronic Funds Transfer (EFT) accounts (see FAR Subpart 32.11) for the same parent concern. If the offeror does not have a DUNS number, it should contact Dun and Bradstreet directly to obtain one. An offeror within the United States may contact Dun and Bradstreet by calling 1-866-705-5711 or via the internet at http://www.dnb.com. An offeror located outside the United States must contact the local Dun and Bradstreet office for a DUNS number.

     (k) Central Contractor Registration. Unless exempted by an addendum to this solicitation, by submission of an offer, the offeror acknowledges the requirement that a prospective awardee shall be registered in the CCR database prior to award, during performance and through final payment of any contract resulting from this solicitation. If the Offeror does not become registered in the CCR database in the time prescribed by the Contracting Officer, the Contracting Officer will proceed to award to the next otherwise successful registered Offeror. Offerors may obtain information on registration and annual confirmation requirements via the internet at http://www.ccr.gov or by calling 1-888-227-2423 or 269-961-5757.
     (l) Debriefing. If a post-award debriefing is given to requesting offerors, the Government shall disclose the following information, if applicable:
          (1) The agency’s evaluation of the significant weak or deficient factors in the debriefed offeror’s offer.
          (2) The overall evaluated cost or price and technical rating of the successful and the debriefed offeror and past performance information on the debriefed offeror.
          (3) The overall ranking of all offerors, when any ranking was developed by the agency during source selection.
          (4) A summary of the rationale for award;
          (5) For acquisitions of commercial items, the make and model of the item to be delivered by the successful offeror.
          (6) Reasonable responses to relevant questions posed by the debriefed offeror as to whether source-selection procedures set forth in the solicitation, applicable regulations, and other applicable authorities were followed by the agency.
(End of provision)

52.212-2 Evaluation—Commercial Items.
     As prescribed in 12.301(c), the Contracting Officer may insert a provision substantially as follows:
EVALUATION—COMMERCIAL ITEMS (JAN 1999)
     (a) The Government will award a contract resulting from this solicitation to the responsible offeror whose offer conforming to the solicitation will be most advantageous to the Government, price and other factors listed below considered. For this solicitation, technical quality is equally important as price. If the Government evaluates technical proposals as approximately equal, price may be the deciding factor. If the Government evaluates price proposals as approximately equal, technical quality may be the deciding factor. The following factors shall be used to evaluate offers:
Corporate Experience Past
Performance
     The technical evaluation factors listed above, are of equal importance.
     (b) Options. The Government will evaluate offers for award purposes by adding the total price for all options to the total price for the basic requirement. The Government may determine that an offer is unacceptable if the option prices are significantly unbalanced. Evaluation of options shall not obligate the Government to exercise the option(s).
     (c) A written notice of award or acceptance of an offer, mailed or otherwise furnished to the successful offeror within the time for acceptance specified in the offer, shall result in a binding contract without further action by either party. Before the offer’s specified expiration time, the Government may accept an offer (or part of an offer), whether or not there are negotiations after its receipt, unless a written notice of withdrawal is received before award.
(End of provision)

52.212-3 Offeror Representations and Certifications—Commercial Items.
     As prescribed in 12.301 (b)(2), insert the following provision:
Offeror Representations and Certifications—Commercial Items (Nov 2006)
     An offeror shall complete only paragraph (k) of this provision if the offeror has completed the annual representations and certifications electronically at http://orca.bpn.gov. If an offeror has not completed the annual representations and certifications electronically at the ORCA website, the offeror shall complete only paragraphs (b) through (j) of this provision.
     (a) Definitions. As used in this provision—
     “Emerging small business” means a small business concern whose size is no greater than 50 percent of the numerical size standard for the NAICS code designated.
     “Forced or indentured child labor” means all work or service—
          (1) Exacted from any person under the age of 18 under the menace of any penalty for its nonperformance and for which the worker does not offer himself voluntarily; or
          (2) Performed by any person under the age of 18 pursuant to a contract the enforcement of which can be accomplished by process or penalties.
     “Manufactured end product” means any end product in Federal Supply Classes (FSC) 1000-9999, except—
          (1) FSC 5510, Lumber and Related Basic Wood Materials;
          (2) Federal Supply Group (FSG) 87, Agricultural Supplies;
          (3) FSG 88, Live Animals;
          (4) FSG 89, Food and Related Consumables;
          (5) FSC 9410, Crude Grades of Plant Materials;
          (6) FSC 9430, Miscellaneous Crude Animal Products, Inedible;
          (7) FSC 9440, Miscellaneous Crude Agricultural and Forestry Products;
          (8) FSC 9610, Ores;
          (9) FSC 9620, Minerals, Natural and Synthetic; and
          (10) FSC 9630, Additive Metal Materials.
     “Place of manufacture” means the place where an end product is assembled out of components, or otherwise made or processed from raw materials into the finished product that is to be provided to the Government. If a product is disassembled and reassembled, the place of reassembly is not the place of manufacture.
     “Service-disabled veteran-owned small business concern"—
          (1) Means a small business concern—
               (i) Not less than 51 percent of which is owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more service-disabled veterans; and
               (ii) The management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a service-disabled veteran with permanent and severe disability, the spouse or permanent caregiver of such veteran.
          (2) Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2), with a disability that is service-connected, as defined in 38 U.S.C. 101(16).
     “Small business concern” means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and size standards in this solicitation.
     “Veteran-owned small business concern” means a small business concern—
          (1) Not less than 51 percent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 percent of the stock of which is owned by one or more veterans; and
          (2) The management and daily business operations of which are controlled by one or more veterans.
     “Women-owned business concern” means a concern which is at least 51 percent owned by one or more women; or in the case of any publicly owned business, at least 51 percent of its stock is owned by one or more women; and whose management and daily business operations are controlled by one or more women.
     “Women-owned small business concern” means a small business concern—
          (1) That is at least 51 percent owned by one or more women; or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more women; and
          (2) Whose management and daily business operations are controlled by one or more women.
     (b) Taxpayer Identification Number (TIN) (26 U.S.C. 6109, 31 U.S.C. 7701). (Not applicable if the offeror is required to provide this information to a central contractor registration database to be eligible for award.)
          (1) All offerors must submit the information required in paragraphs (b)(3) through (b)(5) of this provision to comply with debt collection requirements of 31 U.S.C. 7701(c) and 3325(d), reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M, and implementing regulations issued by the Internal Revenue Service (IRS).
          (2) The TIN may be used by the Government to collect and report on any delinquent amounts arising out of the offeror’s relationship with the Government (31 U.S.C. 7701(c)(3)). If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offerer’s TIN.
          (3) Taxpayer Identification Number (TIN).
               ☐ TIN: ___.
               ☐ TIN has been applied for.
               ☐ TIN is not required because:
               ☐ Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office or place of business or a fiscal paying agent in the United States;
               ☐ Offeror is an agency or instrumentality of a foreign government;
               ☐ Offeror is an agency or instrumentality of the Federal Government.
          (4) Type of organization.
               ☐ Sole proprietorship;
               ☐ Partnership;
               ☐ Corporate entity (not tax-exempt);
               ☐ Corporate entity (tax-exempt);
               ☐ Government entity (Federal, State, or local);
               ☐ Foreign government;

               ☐ International organization per 26 CFR 1.6049-4;
               ☐ Other _____________.
          (5) Common parent.
               ☐ Offeror is not owned or controlled by a common parent;
               ☐ Name and TIN of common parent:
                    Name _____________.
                    TIN _____________.
     (c) Offerors must complete the following representations when the resulting contract will be performed in the United States or its outlying areas. Check all that apply.
          (1) Small business concern. The offeror represents as part of its offer that it ☐ is, ☐ is not a small business concern.
          (2) Veteran-owned small business concern. [Complete only if the offeror represented itself as a small business concern in paragraph (c)(1) of this provision.] The offeror represents as part of its offer that it ☐ is, ☐ is not a veteran-owned small business concern.
          (3) Service-disabled veteran-owned small business concern. [Complete only if the offeror represented itself as a veteran-owned small business concern in paragraph (c)(2) of this provision.] The offeror represents as part of its offer that it ☐ is, ☐ is not a service-disabled veteran-owned small business concern.
          (4) Small disadvantaged business concern. [Complete only if the offeror represented itself as a small business concern in paragraph (c)(1) of this provision.] The offeror represents, for general statistical purposes, that it ☐ is, ☐ is not a small disadvantaged business concern as defined in 13 CFR 124.1002.
          (5) Women-owned small business concern. [Complete only if the offeror represented itself as a small business concern in paragraph (c)(1) of this provision.] The offeror represents that it ☐ is, ☐ is not a women-owned small business concern.
     Note: Complete paragraphs (c)(6) and (c)(7) only if this solicitation is expected to exceed the simplified acquisition threshold.
          (6) Women-owned business concern (other than small business concern). [Complete only if the offeror is a women-owned business concern and did not represent itself as a small business concern in paragraph (c)(1) of this provision.] The offeror represents that it ☐ is a women-owned business concern.
          (7) Tie bid priority for labor surplus area concerns. If this is an invitation for bid, small business offerors may identify the labor surplus areas in which costs to be incurred on account of manufacturing or production (by offeror or first-tier subcontractors) amount to more than 50 percent of the contract price:
          ________________________
          (8) Small Business Size for the Small Business Competitiveness Demonstration Program and for the Targeted Industry Categories under the Small Business Competitiveness Demonstration Program. [Complete only if the offeror has represented itself to be a small business concern under the size standards for this solicitation.]
               (i) [Complete only for solicitations indicated in an addendum as being set-aside for emerging small businesses in one of the designated industry groups (DIGs).] The offeror represents as part of its offer that it ☐ is, ☐ is not an emerging small business.
               (ii) [Complete only for solicitations indicated in an addendum as being for one of the targeted industry categories (TICs) or designated industry groups (DIGs).] Offeror represents as follows:

                    (A) Offeror’s number of employees for the past 12 months (check the Employees column if size standard stated in the solicitation is expressed in terms of number of employees); or
                    (B) Offeror’s average annual gross revenue for the last 3 fiscal years (check the Average Annual Gross Number of Revenues column if size standard stated in the solicitation is expressed in terms of annual receipts).
     (Check one of the following):

Number of Employees Average Annual Gross Revenues
_ 50 or fewer	_$1 million or less
_ 51-100	_$1,000,001-$2 million
_ 101-250	_$2,000,001-$3.5 million
_ 251-500	_$3,500,001-$5 million
_ 501-750	_$5,000,001-$10 million
_ 751-1,000	_$10,000,001-$17 million
_ Over 1,000	_ Over $17 million
          (9) [Complete only if the solicitation contains the clause at FAR 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns, or FAR 52.219-25, Small Disadvantaged Business Participation Program—Disadvantaged Status and Reporting, and the offeror desires a benefit based on its disadvantaged status.]
               (i) General. The offeror represents that either—
                    (A) It ☐ is, ☐ is not certified by the Small Business Administration as a small disadvantaged business concern and identified, on the date of this representation, as a certified small disadvantaged business concern in the database maintained by the Small Business Administration (PRO-Net), and that no material change in disadvantaged ownership and control has occurred since its certification, and, where the concern is owned by one or more individuals claiming disadvantaged status, the net worth of each individual upon whom the certification is based does not exceed $750,000 after taking into account the applicable exclusions set forth at 13 CFR 124.104(c)(2);or
                    (B) It ☐ has, ☐ has not submitted a completed application to the Small Business Administration or a Private Certifier to be certified as a small disadvantaged business concern in accordance with 13 CFR 124, Subpart B, and a decision on that application is pending, and that no material change in disadvantaged ownership and control has occurred since its application was submitted.
               (ii) ☐ Joint Ventures under the Price Evaluation Adjustment for Small Disadvantaged Business Concerns. The offeror represents, as part of its offer, that it is a joint venture that complies with the requirements in 13 CFR 124.1002(f) and that the representation in paragraph (c)(9)(i) of this provision is accurate for the small disadvantaged business concern that is participating in the joint venture. [The offeror shall enter the name of the small disadvantaged business concern that is participating in the joint venture: ___.]
          (10) HUBZone small business concern. [Complete only if the offeror represented itself as a small business concern in paragraph (c)(1) of this provision.] The offeror represents, as part of its offer, that—
               (i) It ☐ is, ☐ is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material change in ownership and control, principal office, or HUBZone employee percentage has occurred since it was certified by the Small Business Administration in accordance with 13 CFR Part 126; and

               (ii) It ☐ is, ☐ is not a joint venture that complies with the requirements of 13 CFR Part 126, and the representation in paragraph (c)(10)(i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture. [The offeror shall enter the name or names of the HUBZone small business concern or concerns that are participating in the joint venture:__________.] Each HUBZone small business concern participating in the joint venture shall submit a separate signed copy of the HUBZone representation.
     (d) Representations required to implement provisions of Executive Order 11246—
          (1) Previous contracts and compliance. The offeror represents that—
               (i) It ☐ has, ☐ has not participated in a previous contract or subcontract subject to the Equal Opportunity clause of this solicitation; and
               (ii) It ☐ has, ☐ has not filed all required compliance reports.
          (2) Affirmative Action Compliance. The offeror represents that—
               (i) It ☐ has developed and has on file, ☐ has not developed and does not have on file, at each establishment, affirmative action programs required by rules and regulations of the Secretary of Labor (41 cfr parts 60-1 and 60-2), or
               (ii) It ☐ has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.
     (e) Certification Regarding Payments to Influence Federal Transactions (31 U.S.C. 1352). (Applies only if the contract is expected to exceed $100,000.) By submission of its offer, the offeror certifies to the best of its knowledge and belief that no Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress or an employee of a Member of Congress on his or her behalf in connection with the award of any resultant contract.
     (f) Buy American Act Certificate. (Applies only if the clause at Federal Acquisition Regulation (FAR) 52.225-1, Buy American Act—Supplies, is included in this solicitation.)
          (1) The offeror certifies that each end product, except those listed in paragraph (f)(2) of this provision, is a domestic end product and that the offeror has considered components of unknown origin to have been mined, produced, or manufactured outside the United States. The offeror shall list as foreign end products those end products manufactured in the United States that do not qualify as domestic end products. The terms “component,” “domestic end product,” “end product,” “foreign end product,” and “United States” are defined in the clause of this solicitation entitled “Buy American Act—Supplies.”
          (2) Foreign End Products:

Line Item No.	Country of Origin
___	___
___	___
___	___
[List as necessary]
          (3) The Government will evaluate offers in accordance with the policies and procedures of FAR Part 25.
     (g)(1) Buy American Act—Free Trade Agreements—Israeli Trade Act Certificate. (Applies only if the clause at FAR 52.225-3, Buy American Act—Free Trade Agreements—Israeli Trade Act, is included in this solicitation.)

               (i) The offeror certifies that each end product, except those listed in paragraph (g)(1)(ii) or (g)(1)(iii) of this provision, is a domestic end product and that the offeror has considered components of unknown origin to have been mined, produced, or manufactured outside the United States. The terms “Bahrainian end product,” “component,” “domestic end product,” “end product,” “foreign end product,” “Free Trade Agreement country,” and “United States” are defined in the clause of this solicitation entitled “Buy American Act—Free Trade Agreements—Israeli Trade Act.”
               (ii) The offeror certifies that the following supplies are Free Trade Agreement country end products (other than Bahrainian or Moroccan end products) or Israeli end products as defined in the clause of this solicitation entitled “Buy American Act—Free Trade Agreements—Israeli Trade Act”:
     Free Trade Agreement Country End Products (Other than Bahrainian or Moroccan End Products) or Israeli End Products:

Line Item No.	Country of Origin
___	___
___	___
___	___
               (iii) The offeror shall list those supplies that are foreign end products (other than those listed in paragraph (g)(1)(ii) of this provision) as defined in the clause of this solicitation entitled “Buy American Act—Free Trade Agreements—Israeli Trade Act.” The offeror shall list as other foreign end products those end products manufactured in the United States that do not qualify as domestic end products.
     Other Foreign End Products:

Line Item No.	Country of Origin
___	___
___	___
___	___
               (iv) The Government will evaluate offers in accordance with the policies and procedures of FAR Part 25.
          (2) Buy American Act—Free Trade Agreements—Israeli Trade Act Certificate, Alternate I. If Alternate I to the clause at FAR 52.225-3 is included in this solicitation, substitute the following paragraph (g)(1)(ii) for paragraph (g)(1)(ii) of the basic provision:
     (g)(1)(ii) The offeror certifies that the following supplies are Canadian end products as defined in the clause of this solicitation entitled “Buy American Act—Free Trade Agreements—Israeli Trade Act”:
     Canadian End Products:

Line Item No.
___
___
___
          (3) Buy American Act—Free Trade Agreements—Israeli Trade Act Certificate, Alternate II. If Alternate II to the clause at FAR 52.225-3 is included in this solicitation, substitute the following paragraph (g)(1)(ii) for paragraph (g)(1)(ii) of the basic provision:
     (g)(1)(ii) The offeror certifies that the following supplies are Canadian end products or Israeli end products as defined in the clause of this solicitation entitled “Buy American Act—Free Trade Agreements—Israeli Trade Act”:
     Canadian or Israeli End Products:

Line Item No.	Country of Origin
___	___
___	___
___	___
          (4) Trade Agreements Certificate. (Applies only if the clause at FAR 52.225-5, Trade Agreements, is included in this solicitation.)
               (i) The offeror certifies that each end product, except those listed in paragraph (g)(4)(ii) of this provision, is a U.S.-made or designated country end product, as defined in the clause of this solicitation entitled “Trade Agreements.”
               (ii) The offeror shall list as other end products those end products that are not U.S.-made or designated country end products.
     Other End Products:

Line Item No.	Country of Origin
___	___
___	___
___	___
               (iii) The Government will evaluate offers in accordance with the policies and procedures of FAR Part 25. For line items covered by the WTO GPA, the Government will evaluate offers of U.S.-made or designated country end products without regard to the restrictions of the Buy American Act. The Government will consider for award only offers of U.S.-made or designated country end products unless the Contracting Officer determines that there are no offers for such products or that the offers for such products are insufficient to fulfill the requirements of the solicitation.
     (h) Certification Regarding Debarment, Suspension or Ineligibility for Award (Executive Order 12689). (Applies only if the contract value is expected to exceed the simplified acquisition threshold.) The offeror certifies, to the best of its knowledge and belief, that the offeror and/or any of its principals—
          (1) ☐ Are, ☐ are not presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency; and
          (2) ☐ Have, ☐ have not, within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a Federal, state or local government contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and
          (3) ☐ Are, ☐ are not presently indicted for, or otherwise criminally or civilly charged by a Government entity with, commission of any of these offenses.
     (i) Certification Regarding Knowledge of Child Labor for Listed End Products (Executive Order 13126). [The Contracting Officer must list in paragraph (i)(1) any end products being acquired under this solicitation that are included in the List of Products Requiring Contractor Certification as to Forced or Indentured Child Labor, unless excluded at 22.1503(b).]
     (1) Listed end products.

Listed End Product	Listed Countries of Origin

          (2) Certification. [If the Contracting Officer has identified end products and countries of origin in paragraph (i)(1) of this provision, then the offeror must certify to either (i)(2)(i) or (i)(2)(ii) by checking the appropriate block.]
               ☐ (i) The offeror will not supply any end product listed in paragraph (i)(1) of this provision that was mined, produced, or manufactured in the corresponding country as listed for that product.
               ☐ (ii) The offeror may supply an end product listed in paragraph (i)(1) of this provision that was mined, produced, or manufactured in the corresponding country as listed for that product. The offeror certifies that it has made a good faith effort to determine whether forced or indentured child labor was used to mine, produce, or manufacture any such end product furnished under this contract. On the basis of those efforts, the offeror certifies that it is not aware of any such use of child labor.
     (j) Place of manufacture. (Does not apply unless the solicitation is predominantly for the acquisition of manufactured end products.) For statistical purposes only, the offeror shall indicate whether the place of manufacture of the end products it expects to provide in response to this solicitation is predominantly—
          (1) ☐ In the United States (Check this box if the total anticipated price of offered end products manufactured in the United States exceeds the total anticipated price of offered end products manufactured outside the United States); or
          (2) ☐ Outside the United States.
     (k)(1) Annual Representations and Certifications. Any changes provided by the offeror in paragraph (k)(2) of this provision do not automatically change the representations and certifications posted on the Online Representations and Certifications Application (ORCA) website.
          (2) The offeror has completed the annual representations and certifications electronically via the ORCA website at http://orca.bpn.gov. After reviewing the ORCA database information, the offeror verifies by submission of this offer that the representations and certifications currently posted electronically at FAR 52.212-3, Offeror Representations and Certifications—Commercial Items, have been entered or updated in the last 12 months, are current, accurate, complete, and applicable to this solicitation (including the business size standard applicable to the NAICS code referenced for this solicitation), as of the date of this offer and are incorporated in this offer by reference (see FAR 4.1201), except for paragraphs _______________.
(End of provision)
     Alternate I (Apr 2002). As prescribed in 12.301(b)(2), add the following paragraph (c)(11) to the basic provision:
          (11) (Complete if the offeror has represented itself as disadvantaged in paragraph (c)(4) or (c)(9) of this provision.)
     [The offeror shall check the category in which its ownership falls]:
     ___Black American.
     ___Hispanic American.

     ___Native American (American Indians, Eskimos, Aleuts, or Native Hawaiians).
     ___Asian-Pacific American (persons with origins from Burma, Thailand, Malaysia, Indonesia, Singapore, Brunei, Japan, China, Taiwan, Laos, Cambodia (Kampuchea), Vietnam, Korea, The Philippines, U.S. Trust Territory of the Pacific Islands (Republic of Palau), Republic of the Marshall Islands, Federated States of Micronesia, the Commonwealth of the Northern Mariana Islands, Guam, Samoa, Macao, Hong Kong, Fiji, Tonga, Kiribati, Tuvalu, or Nauru).
     ___Subcontinent Asian (Asian-Indian) American (persons with origins from India, Pakistan, Bangladesh, Sri Lanka, Bhutan, the Maldives Islands, or Nepal).
     ___Individual/concern, other than one of the preceding.
     Alternate II (Oct 2000). As prescribed in 12.301(b)(2), add the following paragraph (c)(9)(iii) to the basic provision:
          (iii) Address. The offeror represents that its address ❑ is, ❑ is not in a region for which a small disadvantaged business procurement mechanism is authorized and its address has not changed since its certification as a small disadvantaged business concern or submission of its application for certification. The list of authorized small disadvantaged business procurement mechanisms and regions is posted at http://www.arnet.gov/References/sdbadjustments.htm. The offeror shall use the list in effect on the date of this solicitation. “Address,” as used in this provision, means the address of the offeror as listed on the Small Business Administration’s register of small disadvantaged business concerns or the address on the completed application that the concern has submitted to the Small Business Administration or a Private Certifier in accordance with 13 CFR Part 124, subpart B. For joint ventures, “address” refers to the address of the small disadvantaged business concern that is participating in the joint venture.

          52.212-4 Contract Terms and Conditions—Commercial Items.
     As prescribed in 12.301(b)(3), insert the following clause:
Contract Terms and Conditions—Commercial Items (Feb 2007)
     (a) Inspection/Acceptance. The Contractor shall only tender for acceptance those items that conform to the requirements of this contract. The Government reserves the right to inspect or test any supplies or services that have been tendered for acceptance. The Government may require repair or replacement of nonconforming supplies or reperformance of nonconforming services at no increase in contract price. If repair/replacement or reperformance will not correct the defects or is not possible, the Government may seek an equitable price reduction or adequate consideration for acceptance of nonconforming supplies or services. The Government must exercise its post- acceptance rights—
          (1) Within a reasonable time after the defect was discovered or should have been discovered; and
          (2) Before any substantial change occurs in the condition of the item, unless the change is due to the defect in the item.
     (b) Assignment. The Contractor or its assignee may assign its rights to receive payment due as a result of performance of this contract to a bank, trust company, or other financing institution, including any Federal lending agency in accordance with the Assignment of Claims Act (31 U.S.C. 3727). However, when a third party makes payment (e.g., use of the Governmentwide commercial purchase card), the Contractor may not assign its rights to receive payment under this contract.
     (c) Changes. Changes in the terms and conditions of this contract may be made only by written agreement of the parties.
     (d) Disputes. This contract is subject to the Contract Disputes Act of 1978, as amended (41 U.S.C. 601-613). Failure of the parties to this contract to reach agreement on any request for equitable adjustment, claim, appeal or action arising under or relating to this contract shall be a dispute to be resolved in accordance with the clause at FAR 52.233-1, Disputes, which is incorporated herein by reference. The Contractor shall proceed diligently with performance of this contract, pending final resolution of any dispute arising under the contract.
     (e) Definitions. The clause at FAR 52.202-1, Definitions, is incorporated herein by reference.
     (f) Excusable delays. The Contractor shall be liable for default unless nonperformance is caused by an occurrence beyond the reasonable control of the Contractor and without its fault or negligence such as, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, unusually severe weather, and delays of common carriers. The Contractor shall notify the Contracting Officer in writing as soon as it is reasonably possible after the commencement of any excusable delay, setting forth the full particulars in connection therewith, shall remedy such occurrence with all reasonable dispatch, and shall promptly give written notice to the Contracting Officer of the cessation of such occurrence.
     (g) Invoice.
          (1) The Contractor shall submit an original invoice and three copies (or electronic invoice, if authorized) to the address designated in the contract to receive invoices. An invoice must include—
               (i) Name and address of the Contractor;
               (ii) Invoice date and number;

               (iii) Contract number, contract line item number and, if applicable, the order number;
               (iv) Description, quantity, unit of measure, unit price and extended price of the items delivered;
               (v) Shipping number and date of shipment, including the bill of lading number and weight of shipment if shipped on Government bill of lading;
               (vi) Terms of any discount for prompt payment offered;
               (vii) Name and address of official to whom payment is to be sent;
               (viii) Name, title, and phone number of person to notify in event of defective invoice; and
               (ix) Taxpayer Identification Number (TIN). The Contractor shall include its TIN on the invoice only if required elsewhere in this contract.
               (x) Electronic funds transfer (EFT) banking information.
                    (A) The Contractor shall include EFT banking information on the invoice only if required elsewhere in this contract.
                    (B) If EFT banking information is not required to be on the invoice, in order for the invoice to be a proper invoice, the Contractor shall have submitted correct EFT banking information in accordance with the applicable solicitation provision, contract clause (e.g., 52.232- 33, Payment by Electronic Funds Transfer—Central Contractor Registration, or 52.232-34, Payment by Electronic Funds Transfer—Other Than Central Contractor Registration), or applicable agency procedures.
                    (C) EFT banking information is not required if the Government waived the requirement to pay by EFT.
          (2) Invoices will be handled in accordance with the Prompt Payment Act (31 U.S.C. 3903) and Office of Management and Budget (OMB) prompt payment regulations at 5 CFR Part 1315.
     (h) Patent indemnity. The Contractor shall indemnify the Government and its officers, employees and agents against liability, including costs, for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark or copyright, arising out of the performance of this contract, provided the Contractor is reasonably notified of such claims and proceedings.
     (i) Payment.—
          (1) Items accepted. Payment shall be made for items accepted by the Government that have been delivered to the delivery destinations set forth in this contract.
          (2) Prompt payment. The Government will make payment in accordance with the Prompt Payment Act (31 U.S.C. 3903) and prompt payment regulations at 5 CFR Part 1315.
          (3) Electronic Funds Transfer (EFT). If the Government makes payment by EFT, see 52.212-5(b) for the appropriate EFT clause.
          (4) Discount. In connection with any discount offered for early payment, time shall be computed from the date of the invoice. For the purpose of computing the discount earned, payment shall be considered to have been made on the date which appears on the payment check or the specified payment date if an electronic funds transfer payment is made.
          (5) Overpayments. If the Contractor becomes aware of a duplicate contract financing or invoice payment or that the Government has otherwise overpaid on a contract financing or invoice payment, the Contractor shall immediately notify the Contracting Officer and request instructions for disposition of the overpayment.
     (j) Risk of loss. Unless the contract specifically provides otherwise, risk of loss or damage to the supplies provided under this contract shall remain with the Contractor until, and shall pass to the Government upon:
          (1) Delivery of the supplies to a carrier, if transportation is f.o.b. origin; or

          (2) Delivery of the supplies to the Government at the destination specified in the contract, if transportation is f.o.b. destination.
     (k) Taxes. The contract price includes all applicable Federal, State, and local taxes and duties.
     (l) Termination for the Government’s convenience. The Government reserves the right to terminate this contract, or any part hereof, for its sole convenience. In the event of such termination, the Contractor shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this contract, the Contractor shall be paid a percentage of the contract price reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges the Contractor can demonstrate to the satisfaction of the Government using its standard record keeping system, have resulted from the termination. The Contractor shall not be required to comply with the cost accounting standards or contract cost principles for this purpose. This paragraph does not give the Government any right to audit the Contractor’s records. The Contractor shall not be paid for any work performed or costs incurred which reasonably could have been avoided.
     (m) Termination for cause. The Government may terminate this contract, or any part hereof, for cause in the event of any default by the Contractor, or if the Contractor fails to comply with any contract terms and conditions, or fails to provide the Government, upon request, with adequate assurances of future performance. In the event of termination for cause, the Government shall not be liable to the Contractor for any amount for supplies or services not accepted, and the Contractor shall be liable to the Government for any and all rights and remedies provided by law. If it is determined that the Government improperly terminated this contract for default, such termination shall be deemed a termination for convenience.
     (n) Title. Unless specified elsewhere in this contract, title to items furnished under this contract shall pass to the Government upon acceptance, regardless of when or where the Government takes physical possession.
     (o) Warranty. The Contractor warrants and implies that the items delivered hereunder are merchantable and fit for use for the particular purpose described in this contract.
     (p) Limitation of liability. Except as otherwise provided by an express warranty, the Contractor will not be liable to the Government for consequential damages resulting from any defect or deficiencies in accepted items.
     (q) Other compliances. The Contractor shall comply with all applicable Federal, State and local laws, executive orders, rules and regulations applicable to its performance under this contract.
     (r) Compliance with laws unique to Government contracts. The Contractor agrees to comply with 31 U.S.C. 1352 relating to limitations on the use of appropriated funds to influence certain Federal contracts; 18 U.S.C. 431 relating to officials not to benefit; 40 U.S.C. 3701, et seq., Contract Work Hours and Safety Standards Act; 41 U.S.C. 51-58, Anti-Kickback Act of 1986; 41 U.S.C. 265 and 10 U.S.C. 2409 relating to whistleblower protections; 49 U.S.C. 40118, Fly American; and 41 U.S.C. 423 relating to procurement integrity.
     (s) Order of precedence. Any inconsistencies in this solicitation or contract shall be resolved by giving precedence in the following order:
          (1) The schedule of supplies/services.
          (2) The Assignments, Disputes, Payments, Invoice, Other Compliances, and Compliance with Laws Unique to Government Contracts paragraphs of this clause.
          (3) The clause at 52.212-5.
          (4) Addenda to this solicitation or contract, including any license agreements for computer software.
          (5) Solicitation provisions if this is a solicitation.

          (6) Other paragraphs of this clause.
          (7) The Standard Form 1449.
          (8) Other documents, exhibits, and attachments.
          (9) The specification.
     (t) Central Contractor Registration (CCR).
          (1) Unless exempted by an addendum to this contract, the Contractor is responsible during performance and through final payment of any contract for the accuracy and completeness of the data within the CCR database, and for any liability resulting from the Government’s reliance on inaccurate or incomplete data. To remain registered in the CCR database after the initial registration, the Contractor is required to review and update on an annual basis from the date of initial registration or subsequent updates its information in the CCR database to ensure it is current, accurate and complete. Updating information in the CCR does not alter the terms and conditions of this contract and is not a substitute for a properly executed contractual document.
          (2)(i) If a Contractor has legally changed its business name, “doing business as” name, or division name (whichever is shown on the contract), or has transferred the assets used in performing the contract, but has not completed the necessary requirements regarding novation and change-of-name agreements in FAR Subpart 42.12, the Contractor shall provide the responsible Contracting Officer a minimum of one business day’s written notification of its intention to (A) change the name in the CCR database; (B) comply with the requirements of Subpart 42.12; and (C) agree in writing to the timeline and procedures specified by the responsible Contracting Officer. The Contractor must provide with the notification sufficient documentation to support the legally changed name.
               (ii) If the Contractor fails to comply with the requirements of paragraph (t)(2)(i) of this clause, or fails to perform the agreement at paragraph (t)(2)(i)(C) of this clause, and, in the absence of a properly executed novation or change-of-name agreement, the CCR information that shows the Contractor to be other than the Contractor indicated in the contract will be considered to be incorrect information within the meaning of the “Suspension of Payment” paragraph of the electronic funds transfer (EFT) clause of this contract.
          (3) The Contractor shall not change the name or address for EFT payments or manual payments, as appropriate, in the CCR record to reflect an assignee for the purpose of assignment of claims (see Subpart 32.8, Assignment of Claims). Assignees shall be separately registered in the CCR database. Information provided to the Contractor’s CCR record that indicates payments, including those made by EFT, to an ultimate recipient other than that Contractor will be considered to be incorrect information within the meaning of the “Suspension of payment” paragraph of the EFT clause of this contract.
          (4) Offerors and Contractors may obtain information on registration and annual confirmation requirements via the internet at http://www.ccr.gov or by calling 1-888-227-2423 or 269-961-5757.
(End of clause)
     Alternate I (Feb 2007). When a time-and-materials or labor-hour contract is contemplated, substitute the following paragraphs (a), (e), (i) and (I) for those in the basic clause.
     (a) Inspection/Acceptance. (1) The Government has the right to inspect and test all materials furnished and services performed under this contract, to the extent practicable at all places and times, including the period of performance, and in any event before acceptance. The Government may also inspect the plant or plants of the Contractor or any subcontractor engaged in contract performance. The Government will perform inspections and tests in a manner that will not unduly delay the work.
          (2) If the Government performs inspection or tests on the premises of the Contractor or a subcontractor, the Contractor shall furnish and shall require subcontractors to furnish all reasonable facilities and assistance for the safe and convenient performance of these duties.
          (3) Unless otherwise specified in the contract, the Government will accept or reject services and materials at the place of delivery as promptly as practicable after delivery, and they will be presumed accepted 60 days after the date of delivery, unless accepted earlier.
          (4) At any time during contract performance, but not later than 6 months (or such other time as may be specified in the contract) after acceptance of the services or materials last delivered under this contract, the Government may require the Contractor to replace or correct services or materials that at time of delivery failed to meet contract requirements. Except as otherwise specified in paragraph (a)(6) of this clause, the cost of replacement or correction shall be determined under paragraph (i) of this clause, but the “hourly rate” for labor hours incurred in the replacement or correction shall be reduced to exclude that portion of the rate attributable to profit. Unless otherwise specified below, the portion of the “hourly rate” attributable to profit shall be 10 percent. The Contractor shall not tender for acceptance materials and services required to be replaced or corrected without disclosing the former requirement for replacement or correction, and, when required, shall disclose the corrective action taken. [Insert portion of labor rate attributable to profit. ]
          (5)(i) If the Contractor fails to proceed with reasonable promptness to perform required replacement or correction, and if the replacement or correction can be performed within the ceiling price (or the ceiling price as increased by the Government), the Government may—
                    (A) By contract or otherwise, perform the replacement or correction, charge to the Contractor any increased cost, or deduct such increased cost from any amounts paid or due under this contract; or
                    (B) Terminate this contract for cause.
               (ii) Failure to agree to the amount of increased cost to be charged to the Contractor shall be a dispute under the Disputes clause of the contract.
          (6) Notwithstanding paragraphs (a)(4) and (5) above, the Government may at any time require the Contractor to remedy by correction or replacement, without cost to the Government, any failure by the Contractor to comply with the requirements of this contract, if the failure is due to—
               (i) Fraud, lack of good faith, or willful misconduct on the part of the Contractor’s managerial personnel; or
               (ii) The conduct of one or more of the Contractor’s employees selected or retained by the Contractor after any of the Contractor’s managerial personnel has reasonable grounds to believe that the employee is habitually careless or unqualified.
          (7) This clause applies in the same manner and to the same extent to corrected or replacement materials or services as to materials and services originally delivered under this contract.
          (8) The Contractor has no obligation or liability under this contract to correct or replace materials and services that at time of delivery do not meet contract requirements, except as provided in this clause or as may be otherwise specified in the contract.

          (9) Unless otherwise specified in the contract, the Contractor’s obligation to correct or replace Government-furnished property shall be governed by the clause pertaining to Government property.
     (e) Definitions. (1) The clause at FAR 52.202-1, Definitions, is incorporated herein by reference. As used in this clause—
               (i) Direct materials means those materials that enter directly into the end product, or that are used or consumed directly in connection with the furnishing of the end product or service.
               (ii) Hourly rate means the rate(s) prescribed in the contract for payment for labor that meets the labor category qualifications of a labor category specified in the contract that are—
                    (A) Performed by the contractor;
                    (B) Performed by the subcontractors; or
                    (C) Transferred between divisions, subsidiaries, or affiliates of the contractor under a common control.
               (iii) Materials means—
                    (A) Direct materials, including supplies transferred between divisions, subsidiaries, or affiliates of the contractor under a common control;
                    (B) Subcontracts for supplies and incidental services for which there is not a labor category specified in the contract;
                    (C) Other direct costs (e.g., incidental services for which there is not a labor category specified in the contract, travel, computer usage charges, etc.);
                    (D) The following subcontracts for services which are specifically excluded from the hourly rate: [Insert any subcontracts for services to be excluded from the hourly rates prescribed in the schedule.]; and
                    (E) Indirect costs specifically provided for in this clause.
               (iv) Subcontract means any contract, as defined in FAR Subpart 2.1, entered into with a subcontractor to furnish supplies or services for performance of the prime contract or a subcontract including transfers between divisions, subsidiaries, or affiliates of a contractor or subcontractor. It includes, but is not limited to, purchase orders, and changes and modifications to purchase orders.
     (i) Payments. (1) Services accepted. Payment shall be made for services accepted by the Government that have been delivered to the delivery destination(s) set forth in this contract. The Government will pay the Contractor as follows upon the submission of commercial invoices approved by the Contracting Officer:
               (i) Hourly rate.
                    (A) The amounts shall be computed by multiplying the appropriate hourly rates prescribed in the contract by the number of direct labor hours performed. Fractional parts of an hour shall be payable on a prorated basis.
                    (B) The rates shall be paid for all labor performed on the contract that meets the labor qualifications specified in the contract. Labor hours incurred to perform tasks for which labor qualifications were specified in the contract will not be paid to the extent the work is performed by individuals that do not meet the qualifications specified in the contract, unless specifically authorized by the Contracting Officer.
                    (C) Invoices may be submitted once each month (or at more frequent intervals, if approved by the Contracting Officer) to the Contracting Officer or the authorized representative.

                    (D) When requested by the Contracting Officer or the authorized representative, the Contractor shall substantiate invoices (including any subcontractor hours reimbursed at the hourly rate in the schedule) by evidence of actual payment, individual daily job timecards, records that verify the employees meet the qualifications for the labor categories specified in the contract, or other substantiation specified in the contract.
                    (E) Unless the Schedule prescribes otherwise, the hourly rates in the Schedule shall not be varied by virtue of the Contractor having performed work on an overtime basis.
                         (1) If no overtime rates are provided in the Schedule and the Contracting Officer approves overtime work in advance, overtime rates shall be negotiated.
                         (2) Failure to agree upon these overtime rates shall be treated as a dispute under the Disputes clause of this contract.
                         (3) If the Schedule provides rates for overtime, the premium portion of those rates will be reimbursable only to the extent the overtime is approved by the Contracting Officer.
               (ii) Materials.
                    (A) If the Contractor furnishes materials that meet the definition of a commercial item at FAR 2.101, the price to be paid for such materials shall be the contractor’s established catalog or market price, adjusted to reflect the—
                         (1) Quantities being acquired; and
                         (2) Any modifications necessary because of contract requirements.
                    (B) Except as provided for in paragraph (i)(1)(ii)(A) and (D)(2) of this clause, the Government will reimburse the Contractor the actual cost of materials (less any rebates, refunds, or discounts received by the contractor that are identifiable to the contract) provided the Contractor—
                         (1) Has made payments for materials in accordance with the terms and conditions of the agreement or invoice; or
                         (2) Makes these payments within 30 days of the submission of the Contractor’s payment request to the Government and such payment is in accordance with the terms and conditions of the agreement or invoice.
                    (C) To the extent able, the Contractor shall—
                         (1) Obtain materials at the most advantageous prices available with due regard to securing prompt delivery of satisfactory materials; and
                         (2) Give credit to the Government for cash and trade discounts, rebates, scrap, commissions, and other amounts that are identifiable to the contract.
                    (D) Other Costs. Unless listed below, other direct and indirect costs will not be reimbursed.
                         (1) Other Direct Costs. The Government will reimburse the Contractor on the basis of actual cost for the following, provided such costs comply with the requirements in paragraph (i)(1)(ii)(B) of this clause: [Insert each element of other direct costs (e.g., travel, computer usage charges, etc. Insert “None” if no reimbursement for other direct costs will be provided. If this is an indefinite delivery contract, the Contracting Officer may insert “Each order must list separately the elements of other direct charge(s) for that order or, if no reimbursement for other direct costs will be provided, insert ‘None’.”]
                         (2) Indirect Costs (Material Handling, Subcontract Administration, etc.). The Government will reimburse the Contractor for indirect costs on a pro-rata basis over the period of contract performance at the following fixed price: [Insert a fixed amount for the indirect costs and payment schedule. Insert “$0” if no fixed price reimbursement for indirect costs will be provided. (If this is an indefinite delivery contract, the Contracting Officer may insert “Each order must list separately the fixed amount for the indirect costs and payment schedule or, if no reimbursement for indirect costs, insert ‘None’).”]
          (2) Total cost. It is estimated that the total cost to the Government for the performance of this contract shall not exceed the ceiling price set forth in the Schedule and the Contractor agrees to use its best efforts to perform the work specified in the Schedule and all obligations under this contract within such ceiling price. If at any time the Contractor has reason to believe that the hourly rate payments and material costs that will accrue in performing this contract in the next succeeding 30 days, if added to all other payments and costs previously accrued, will exceed 85 percent of the ceiling price in the Schedule, the Contractor shall notify the Contracting Officer giving a revised estimate of the total price to the Government for performing this contract with supporting reasons and documentation. If at any time during the performance of this contract, the Contractor has reason to believe that the total price to the Government for performing this contract will be substantially greater or less than the then stated ceiling price, the Contractor shall so notify the Contracting Officer, giving a revised estimate of the total price for performing this contract, with supporting reasons and documentation. If at any time during performance of this contract, the Government has reason to believe that the work to be required in performing this contract will be substantially greater or less than the stated ceiling price, the Contracting Officer will so advise the Contractor, giving the then revised estimate of the total amount of effort to be required under the contract.
          (3) Ceiling price. The Government will not be obligated to pay the Contractor any amount in excess of the ceiling price in the Schedule, and the Contractor shall not be obligated to continue performance if to do so would exceed the ceiling price set forth in the Schedule, unless and until the Contracting Officer notifies the Contractor in writing that the ceiling price has been increased and specifies in the notice a revised ceiling that shall constitute the ceiling price for performance under this contract. When and to the extent that the ceiling price set forth in the Schedule has been increased, any hours expended and material costs incurred by the Contractor in excess of the ceiling price before the increase shall be allowable to the same extent as if the hours expended and material costs had been incurred after the increase in the ceiling price.
          (4) Access to records. At any time before final payment under this contract, the Contracting Officer (or authorized representative) will have access to the following (access shall be limited to the listing below unless otherwise agreed to by the Contractor and the Contracting Officer):
               (i) Records that verify that the employees whose time has been included in any invoice meet the qualifications for the labor categories specified in the contract;
               (ii) For labor hours (including any subcontractor hours reimbursed at the hourly rate in the schedule), when timecards are required as substantiation for payment—
                    (A) The original timecards (paper-based or electronic);
                    (B) The Contractor’s timekeeping procedures;
                    (C) Contractor records that show the distribution of labor between jobs or contracts; and
                    (D) Employees whose time has been included in any invoice for the purpose of verifying that these employees have worked the hours shown on the invoices.
               (iii) For material and subcontract costs that are reimbursed on the basis of actual cost—

                    (A) Any invoices or subcontract agreements substantiating material costs; and
                    (B) Any documents supporting payment of those invoices.
          (5) Overpayments/Underpayments. (i) Each payment previously made shall be subject to reduction to the extent of amounts, on preceding invoices, that are found by the Contracting Officer not to have been properly payable and shall also be subject to reduction for overpayments or to increase for underpayments. The Contractor shall promptly pay any such reduction within 30 days unless the parties agree otherwise. The Government within 30 days will pay any such increases, unless the parties agree otherwise. The contractor’s payment will be made by check. If the Contractor becomes aware of a duplicate invoice payment or that the Government has otherwise overpaid on an invoice payment, the Contractor shall immediately notify the Contracting Officer and request instructions for disposition of the overpayment.
               (ii) Upon receipt and approval of the invoice designated by the Contractor as the “completion invoice” and supporting documentation, and upon compliance by the Contractor with all terms of this contract, any outstanding balances will be paid within 30 days unless the parties agree otherwise. The completion invoice, and supporting documentation, shall be submitted by the Contractor as promptly as practicable following completion of the work under this contract, but in no event later than 1 year (or such longer period as the Contracting Officer may approve in writing) from the date of completion.
          (6) Release of claims. The Contractor, and each assignee under an assignment entered into under this contract and in effect at the time of final payment under this contract, shall execute and deliver, at the time of and as a condition precedent to final payment under this contract, a release discharging the Government, its officers, agents, and employees of and from all liabilities, obligations, and claims arising out of or under this contract, subject only to the following exceptions.
               (i) Specified claims in stated amounts, or in estimated amounts if the amounts are not susceptible to exact statement by the Contractor.
               (ii) Claims, together with reasonable incidental expenses, based upon the liabilities of the Contractor to third parties arising out of performing this contract, that are not known to the Contractor on the date of the execution of the release, and of which the Contractor gives notice in writing to the Contracting Officer not more than 6 years after the date of the release or the date of any notice to the Contractor that the Government is prepared to make final payment, whichever is earlier.
               (iii) Claims for reimbursement of costs (other than expenses of the Contractor by reason of its indemnification of the Government against patent liability), including reasonable incidental expenses, incurred by the Contractor under the terms of this contract relating to patents.
          (7) Prompt payment. The Government will make payment in accordance with the Prompt Payment Act (31 U.S.C. 3903) and prompt payment regulations at 5 CFR part 1315.
          (8) Electronic Funds Transfer (EFT). If the Government makes payment by EFT, see 52.212-5(b) for the appropriate EFT clause.
          (9) Discount. In connection with any discount offered for early payment, time shall be computed from the date of the invoice. For the purpose of computing the discount earned, payment shall be considered to have been made on the date that appears on the payment check or the specified payment date if an electronic funds transfer payment is made.
     (I) Termination for the Government’s convenience. The Government reserves the right to terminate this contract, or any part hereof, for its sole convenience. In the event of such termination, the Contractor shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this contract, the Contractor shall be paid an amount for direct labor hours (as defined in the Schedule of the contract) determined by multiplying the number of direct labor hours expended before the effective date of termination by the hourly rate(s) in the contract, less any hourly rate payments already made to the Contractor plus reasonable charges the Contractor can demonstrate to the satisfaction of the Government using its standard record keeping system that have resulted from the termination. The Contractor shall not be required to comply with the cost accounting standards or contract cost principles for this purpose. This paragraph does not give the Government any right to audit the Contractor’s records. The Contractor shall not be paid for any work performed or costs incurred that reasonably could have been avoided.
52.216-1 Type of Contract.
     As prescribed in 16.105, complete and insert the following provision:
Type of Contract (Apr 1984)
     The Government contemplates award of a FIRM FIXED PRICE contract resulting from this solicitation.
(End of provision)

52.212-5 Contract Terms and Conditions Required to Implement Statutes or Executive Orders—Commercial Items.
Contract Terms and Conditions Required to Implement Statutes or Executive Orders—
Commercial Items (Nov 2006)
     (a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items:
          (1) 52.233-3, Protest After Award (AUG 1996) (31 U.S.C. 3553).
          (2) 52.233-4, Applicable Law for Breach of Contract Claim (Oct 2004) (Pub. L. 108-77, 108-78)
     (b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:
          ☐ (1) 52.203-6, Restrictions on Subcontractor Sales to the Government (Sept 2006), with Alternate I (Oct 1995) (41 U.S.C. 253g and 10 U.S.C. 2402).
          ☐ (2) 52.219-3, Notice of Total HUBZone Set-Aside (Jan 1999) (15 U.S.C. 657a).
          ☐ (3) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (July 2005) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a).[
          ☐ (4) Reserved]
          ☑ (5)(i) 52.219-6, Notice of Total Small Business Set-Aside (June 2003) (15 U.S.C. 644).
               ☐ (ii) Alternate I (Oct 1995) of 52.219-6.
               ☐ (iii) Alternate II (Mar 2004) of 52.219-6.
          ☐ (6)(i) 52.219-7, Notice of Partial Small Business Set-Aside (June 2003) (15 U.S.C. 644).
               ☐ (ii) Alternate I (Oct 1995) of 52.219-7.
               ☐ (iii) Alternate II (Mar 2004) of 52.219-7.
          ☑ (7) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d)(2) and (3)).
          ☐ (8)(i) 52.219-9, Small Business Subcontracting Plan (Sept 2006) (15 U.S.C. 637(d)(4).
               ☐ (ii) Alternate I (Oct 2001) of 52.219-9.
               ☐ (iii) Alternate II (Oct 2001) of 52.219-9.
          ☐ (9) 52.219-14, Limitations on Subcontracting (Dec 1996) (15 U.S.C. 637(a)(14)).
          ☐ (10)(i) 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (Sept 2005) (10 U.S.C. 2323) (if the offeror elects to waive the adjustment, it shall so indicate in its offer).
               ☐ (ii) Alternate I (June 2003) of 52.219-23.
          ☑ (11) 52.219-25, Small Disadvantaged Business Participation Program—Disadvantaged Status and Reporting (Oct 1999) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).
          ☐ (12) 52.219-26, Small Disadvantaged Business Participation Program—Incentive Subcontracting (Oct 2000) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).
          ☐ (13) 52.219-27, Notice of Total Service-Disabled Veteran-Owned Small Business Set- Aside (May 2004).
          ☑ (14) 52.222-3, Convict Labor (June 2003) (E.O. 11755).

          ☑ (15) 52.222-19, Child Labor—Cooperation with Authorities and Remedies (Jan 2006) (E.O. 13126).
          ☑ (16) 52.222-21, Prohibition of Segregated Facilities (Feb 1999).
          ☑ (17) 52.222-26, Equal Opportunity (Apr 2002) (E.O. 11246).
          ☑ (18) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212).
          ☑ (19) 52.222-36, Affirmative Action for Workers with Disabilities (Jun 1998) (29 U.S.C. 793).
          ☑ (20) 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212).
          ☑ (21) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (Dec 2004) (E.O. 13201).
          ☐ (22)(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Products (Aug 2000) (42 U.S.C. 6962(c)(3)(A)(ii)).
               ☐ (ii) Alternate I (Aug 2000) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)).
          ☐ (23) 52.225-1, Buy American Act—Supplies (June 2003) (41 U.S.C. 10a-10d).
          (24)(i) 52.225-3, Buy American Act—Free Trade Agreements—Israeli Trade Act (Nov 2006) (41 U.S.C. 10a-10d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, Pub. L 108-77, 108-78, 108-286, 109-53 and 109-169).
               ☐ (ii) Alternate I (Jan 2004) of 52.225-3.
               ☐ (iii) Alternate II (Jan 2004) of 52.225-3.
          ☐ (25) 52.225-5, Trade Agreements (Nov 2006) (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).
          ☐ (26) 52.225-13, Restrictions on Certain Foreign Purchases (Feb 2006) (E.o.s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).
          ☐ (27) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (42 U.S.C. 5150).
          ☐ (28) 52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (42 U.S.C. 5150).
          ☐ (29) 52.232-29, Terms for Financing of Purchases of Commercial Items (Feb 2002) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)).
          ☑ (30) 52.232-30, Installment Payments for Commercial Items (Oct 1995) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)).
          ☑ (31) 52.232-33, Payment by Electronic Funds Transfer—Central Contractor Registration (Oct 2003) (31 U.S.C. 3332).
          ☐ (32) 52.232-34, Payment by Electronic Funds Transfer—Other than Central Contractor Registration (May 1999) (31 U.S.C. 3332).
          ☐ (33) 52.232-36, Payment by Third Party (May 1999) (31 U.S.C. 3332).
          ☑ (34) 52.239-1, Privacy or Security Safeguards (Aug 1996) (5 U.S.C. 552a).
          ☐ (35)(i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631).
               ☐ (ii) Alternate I (Apr 2003) of 52.247-64.
     (c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

          ☑ (1) 52.222-41, Service Contract Act of 1965, as Amended (July 2005) (41 U.S.C. 351, et seq.).
          ☑ (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (May 1989) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).
          ☑ (3) 52.222-43, Fair Labor Standards Act and Service Contract Act—Price Adjustment (Multiple Year and Option Contracts) (Nov 2006) (29 U.S.C. 206 and 41 U.S.C. 351, etseq.).
          ☐ (4) 52.222-44, Fair Labor Standards Act and Service Contract Act—Price Adjustment (Feb 2002) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).
     (d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records—Negotiation.
          (1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.
          (2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.
          (3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.
     (e)(1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in paragraphs (i) through (vii) of this paragraph in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause—
               (i) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $550,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.
               (ii) 52.222-26, Equal Opportunity (Apr 2002) (E.O. 11246).
               (iii) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (Sept 2006) (38 U.S.C. 4212).
               (iv) 52.222-36, Affirmative Action for Workers with Disabilities (June 1998) (29 U.S.C. 793).
               (v) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (Dec 2004) (E.O. 13201).
               (vi) 52.222-41, Service Contract Act of 1965, as Amended (July 2005), flow down required for all subcontracts subject to the Service Contract Act of 1965 (41 U.S.C. 351, et seq.).

               (vii) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.
          (2) While not required, the contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.
(End of clause)
52.217-8 Option to Extend Services.
     As prescribed in 17.208(f), insert a clause substantially the same as the following:
Option to Extend Services (Nov 1999)
     The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within ___ [insert the period of time within which the Contracting Officer may exercise the option].
(End of clause)
52.217-9 Option to Extend the Term of the Contract.
     As prescribed in 17.208(g), insert a clause substantially the same as the following:
Option to Extend the Term of the Contract (Mar 2000)
     (a) The Government may extend the term of this contract by written notice to the Contractor within ___ [insert the period of time within which the Contracting Officer may exercise the option]; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least ___days [60 days unless a different number of days is inserted] before the contract expires. The preliminary notice does not commit the Government to an extension.
     (b) If the Government exercises this option, the extended contract shall be considered to include this option clause.
     (c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed                      (months) (years).
(End of clause)